As filed with the Securities and Exchange Commission on August 24, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

         --------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
         --------------------------------------------------------------
                        CIRCLE INTERNATIONAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
         --------------------------------------------------------------

         Delaware                                           94-1740320
         (State or Other Jurisdiction of              (I.R.S. Employer
         Incorporation or Organization)            Identification No.)


         260 Townsend Street,
         San Francisco, California                          94107-0933
         (Address of Principal Executive Offices)           (Zip Code)

         --------------------------------------------------------------
                        Circle International Group, Inc.
                             1999 Stock Option Plan
                            (Full Title of the Plan)
         --------------------------------------------------------------
                                David I. Beatson
                             Chief Executive Officer
                        Circle International Group, Inc.
                               260 Townsend Street
                          San Francisco, CA 94107-0933
                    (Name and Address of Agent For Service)


                                 (415) 978-0600
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             Robert H. Kennis, Esq.
                           General Counsel & Secretary
                        Circle International Group, Inc.
                               260 Townsend Street
                          San Francisco, CA 94107-0933
                                 (415) 978-0600

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed         Proposed
 Title of                           Maximum          Maximum
Securities           Amount         Offering         Aggregate
  to be              to be          Price Per        Offering        Amount of
Registered         Registered       Share (1)        Price (1)      Registration
--------------------------------------------------------------------------------
Common Stocks (2)
par value, $1.00
per share.......  125,000 shares    $25.75         $3,218,750.00       $895.00
================================================================================
(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $25.75 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on August 20, 1999.
(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                     PART I

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information *

 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by Circle International Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K (File No 0-8664) for the fiscal year ended December 31, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Registrant's common stock and preferred stock purchase rights contained in the registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A, including any subsequent amendments or reports filed for the purpose of updating that information.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          The Registrant's Certificate of Incorporation, as amended, provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware Law. The Registrant's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. The Registrant maintains insurance policies that insure its officers and directors against certain liabilities. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Certificate of Incorporation, as amended, and By-laws.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

     Exhibit
     Number    Name
     ------    ----

      5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.


      23.1     Consent of Deloitte and Touche LLP.


      23.2     Consent of Orrick,  Herrington  &  Sutcliffe  LLP is  included in
               Exhibit 5.1 to this Registration Statement.


      99.1     Circle International Group, Inc. 1999 Stock Option Plan.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 23rd of August, 1999.


                                     CIRCLE INTERNATIONAL GROUP, INC.
                                    (Registrant)


                                       By: /S/ David I. Beatson
                                           -------------------------------------
                                           David I. Beatson
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                           Title                     Date
       ---------                           -----                     ----

                                 Chairman of the Board of
                                 Directors, President and
/S/ David I. Beatson             Chief Executive Officer        August 23, 1999
----------------------------
David I. Beatson              (Principal Executive Officer)


                                 Chief Financial Officer
/S/ Janice Kerti                 Senior Vice President          August 23, 1999
----------------------------
Janice Kerti                 (Principal Financial Officer and
                               Principal Accounting Officer)

       Signature                           Title                     Date
       ---------                           -----                     ----



/S/ David I. Beatson                     Director               August 23, 1999
----------------------------
David I. Beatson


/S/ Wesley J. Fastiff                    Director               August 23, 1999
----------------------------
Wesley J. Fastiff


/S/ Peter Gibert                         Director               August 23, 1999
----------------------------
Peter Gibert


/S/ Edwin J. Holman                      Director               August 23, 1999
----------------------------
Edwin J. Holman


/S/ John M. Kaiser                       Director               August 23, 1999
----------------------------
John M. Kaiser


                                         Director               August 23, 1999
----------------------------
John M. Lillie


/S/ Ray C. Robinson, Jr.                 Director               August 23, 1999
----------------------------
Ray C. Robinson, Jr.

A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX

     Exhibit
     Number    Name
     ------    ----

      5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.


      23.1     Consent of Deloitte and Touche LLP.


      23.2     Consent of Orrick,  Herrington  &  Sutcliffe  LLP is  included in
               Exhibit 5.1 to this Registration Statement.


      99.1     Circle International Group, Inc. 1999 Stock Option Plan.

                                                                     EXHIBIT 5.1





                                  August 24, 1999




Circle International Group, Inc.
260 Townsend Street
San Francisco, California 94107-0933

            Re:   Registration Statement on Form S-8 -
                  Circle International Group, Inc. 1999 Stock Option Plan
                  -------------------------------------------------------

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Circle International Group, Inc. 1999 Stock Option Plan (the "Plan"), of up to 125,000 shares of common stock, $1.00 par value ("Common Stock"), of Circle International Group, Inc., a Delaware corporation (the "Company").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that the shares to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                Very truly yours,



                                ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Circle International Group, Inc. on Form S-8 of our reported dated March 5, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1998.


/S/ Deloitte and Touche LLP
----------------------------
Deloitte and Touche LLP


San Francisco, California
August 24, 1999

                                                                    EXHIBIT 99.1



                        CIRCLE INTERNATIONAL GROUP, INC.

                             1999 STOCK OPTION PLAN

                                   SECTION 1

                       ESTABLISHMENT, PURPOSE AND DURATION

     1.1 Establishment of the Plan. Circle International Group, Inc., a Delaware corporation (the "Company"), hereby establishes a stock option plan to be known as the "Circle International Group, Inc. 1999 Stock Option Plan" (the "Plan"). The Plan permits the grant of Nonqualified Stock Options. The Plan is effective as of August 23, 1999.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

     1.3  Duration of the Plan. The Plan shall commence on the date specified in
Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13 until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan.

                                   SECTION 2

                                  DEFINITIONS

     The following terms shall have the meanings set forth below, unless plainly required by the context:

     2.1 "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Options granted to Participants under this Plan.

     2.2 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     2.4 "Committee" means the committee, as specified in Section 3, appointed by the Board to administer the Plan with respect to grants of Options.

     2.5  "Company"  means  Circle   International   Group,   Inc.,  a  Delaware
corporation, or any successor thereto.

     2.6 "Consultant" means any consultant, independent contractor, or other person who provides bona fide services to the Company or its Subsidiaries, but who is neither an employee of the Company or its Subsidiaries, nor a Director of the Company.

     2.7 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.8 "Disability" means a permanent and total disability within the meaning of Code Section 22 (e) (3).

     2.9 "Employee" means any employee of the Company or of the Company's subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.

     2.11 "Fair Market Value" means the last quoted selling price for Shares on the relevant date, or if there were no sales on such date, the last quoted selling price on the nearest day before the relevant date, as determined by the Committee.

     2.12 "Incentive Stock Option" or "ISO" means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.13 "Insider" shall mean an Employee who, on the relevant date, is a Company director, Company officer (within the meaning of Rule 16a-l promulgated under the Exchange Act), or beneficial owner of 10% or more of the Shares. Insider shall also include any individual who, on the relevant date, is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

     2.14 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

     2.15 "Option" means a Nonqualified Stock Option.

     2.16 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.17 "Participant" means an Employee of the Company who has an outstanding Option granted under the Plan.

     2.18 "Retirement" shall have the meaning for each respective individual Participant ascribed to it in the pension plan of the Company applicable to each such respective Participant.

     2.19 "Shares" means the shares of common stock of the Company.

     2.20 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.21 "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the thirtieth business day following such date.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are "disinterested persons" under Rule 16b-3 under the Exchange Act.

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size of Options; to determine the terms and conditions of such Options in a manner consistent with the Plan; to construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plants administration; and (subject to the provisions of Section 13 herein) to amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed 125,000. These 125,000 Shares may be either authorized but unissued or reacquired Shares.

     The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

     (a) While an Option is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

     (b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Option.

     (c) To the extent that an Option is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Option.

     4.2 Lapsed Options. If any Option granted under this Plan is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Option again shall be available for the grant of an Option under the Plan.

     4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or diminishment of Options; and provided that the number of Shares subject to any Option shall always be a whole number.

                                   SECTION 5

                         ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Consultants of the Company and its Subsidiaries, as determined by the Committee, but excluding Directors and other Insiders.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee in its sole discretion, shall select from all eligible Employees and Consultants, those to whom Options shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Option.

                                   SECTION 6

                                 STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may only grant NQSOs.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify that the Option is intended to be a NQSO.

     6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion. The Option Price shall be not less than fifty percent (50%) of the Fair Market Value of such Shares.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

     6.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company or his designee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                                   SECTION 7

                            BENEFICIARY DESIGNATION

     As provided in this Section 7, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit and/or who may exercise any vested Option under the Plan following the Participant's death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Option may be exercised by the administrator or executor of the Participant's estate.

                                   SECTION 8

                                   DEFERRALS

     The Committee, in its sole discretion, may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.

                                   SECTION 9

                              RIGHTS OF EMPLOYEES

     9.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     9.2 Participation. No Employee or Consultant shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

                                   SECTION 10

                     AMENDMENT, SUSPENSION, OR TERMINATION

     10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan's continued qualification under Rule 16b-3 promulgated under the 1934 Act. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

                                   SECTION 11

                                   WITHHOLDING

     11.1 Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any Options.

     11.2 Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Option on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (l) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee. Each election by an Optionee or Grantee whose transactions in shares of Common Stock are subject to Section 16(b) of the Exchange Act will be subject to the following additional restrictions: (1) the election may not be made within six months of the grant of the Option (except that this limitation will not apply in the event the death or disability of the Participant occurs prior to the expiration of the six-month period), and (2) the election must be made either at least six months before the Tax Date or within a Window Period.

                                   SECTION 12

                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, motion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in settlement thereof, with the Companies approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   SECTION 13

                                   SUCCESSORS

     All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


                                   SECTION 14

                               LEGAL CONSTRUCTION

     14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Option. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current rules promulgated under Section 16 of the Exchange Act.

     14.4 Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California. Any action related to the Plan shall be submitted to final and binding arbitration pursuant to the terms of the California Civil Code.

     14.5 Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.

                                    EXECUTION

     IN  WITNESS  WHEREOF,   Circle  International  Group,  Inc.,  by  its  duly
authorized officer, has executed the Plan on the date indicated below.

                                    Circle International Group, Inc.


                                    By:
                                       ---------------------------------

                                    Name:
                                         -------------------------------

                                    Title:
                                          ------------------------------


Dated:
      ----------------------